Exhibit 99. 1

5321 Corporate Boulevard

Baton Rouge, LA 70808

Lamar Advertising Company Announces

Fourth Quarter and Year End 2019 Operating Results

Three Month Results

•	Net revenue increased 8.1% to $462.7 million

•	Net income increased $7.1 million to $102.8 million

•	Adjusted EBITDA increased 10.4% to $215.6 million

Twelve Month Results

•	Net revenue increased 7.8% to $1.75 billion

•	Net income increased 21.9% to $372.1 million

•	Adjusted EBITDA increased 8.6% to $784.9 million

Baton Rouge, LA – February 20, 2020 - Lamar Advertising Company (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the fourth quarter ended December 31, 2019.

“Looking back on 2019, we had a solid year on both the top and bottom lines, enabling us to finish near the top of our guidance for full year Diluted AFFO per share,” CEO Sean Reilly said. “Looking forward to 2020, our coast-to-coast platform, expanding digital footprint and best-in-class balance sheet, coupled with robust fundamentals in the out-of-home industry, have us well positioned for futher growth in sales, EBITDA and Diluted AFFO per share.”

Fourth Quarter Highlights

•	National/Programmatic revenue increased 7.7%

•	Same unit digital revenue increased 4.6%

•	AFFO increased 12.1%

•	Diluted AFFO per share increased 10.8%

Fourth Quarter Results

Lamar reported net revenues of $462.7 million for the fourth quarter of 2019 versus $427.9 million for the fourth quarter of 2018, an 8.1% increase. Operating income for the fourth quarter of 2019 increased $10.8 million to $141.4 million as compared to $130.6 million for the same period in 2018. Lamar recognized net income of $102.8 million for the fourth quarter of 2019 compared to net income of $95.7 million for same period in 2018. Net income per diluted share was $1.02 and $0.96 for the three months ended December 31, 2019 and 2018, respectively.

Adjusted EBITDA for the fourth quarter of 2019 was $215.6 million versus $195.3 million for the fourth quarter of 2018, an increase of 10.4%.

Cash flow provided by operating activities was $222.9 million for the three months ended December 31, 2019, an increase of $28.1 million as compared to the same period in 2018. Free cash flow for the fourth quarter of 2019 was $135.3 million as compared to $126.0 million for the same period in 2018, a 7.3% increase.

For the fourth quarter of 2019, Funds From Operations, or FFO, was $161.1 million versus $150.8 million for the same period in 2018, an increase of 6.8%. Adjusted Funds From Operations, or AFFO, for the fourth quarter of 2019 was $165.4 million compared to $147.5 million for the same period in 2018, an increase of 12.1%. Diluted AFFO per share increased 10.8% to $1.64 for the three months ended December 31, 2019 as compared to $1.48 for the same period in 2018.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the fourth quarter of 2019 increased 2.7% over Acquisition-adjusted net revenue for the fourth quarter of 2018. Acquisition-adjusted EBITDA for the fourth quarter of 2019 increased 4.7% as compared to Acquisition-adjusted EBITDA for the fourth quarter of 2018. Acquisition-adjusted net revenue and Acquisition-adjusted EBITDA include adjustments to the 2018 period for acquisitions and divestitures for the same time frame as actually owned in the 2019 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for Acquisition-adjusted measures.

Twelve Months Results

Lamar reported net revenues of $1.75 billion for the twelve months ended December 31, 2019 versus $1.63 billion for the same period in 2018, a 7.8% increase. Operating income for the twelve months ended December 31, 2019 was $517.7 million as compared to $460.6 million for the same period in 2018. Lamar recognized net income of $372.1 million for the twelve months ended December 31, 2019 as compared to net income of $305.2 million for the same period in 2018. Net income per diluted share increased to $3.71 for the twelve months ended December 31, 2019 as compared to $3.08 for the same period in 2018. In addition, Adjusted EBITDA for the twelve months ended December 31, 2019 was $784.9 million versus $722.5 million for the same period in 2018, an 8.6% increase.

Cash flow provided by operating activities increased to $630.9 million for the twelve months ended December 31, 2019, as compared to $564.8 million in the same period in 2018. Free cash flow for the twelve months ended December 31, 2019 increased 3.8% to $489.2 million as compared to $471.1 million for the same period in 2018.

For the twelve months ended December 31, 2019, FFO was $584.9 million versus $527.0 million for the same period in 2018, an 11.0% increase. AFFO for the twelve months ended December 31, 2019 was $581.4 million compared to $544.5 million for the same period in 2018, a 6.8% increase. Diluted AFFO per share increased to $5.80 for the twelve months ended December 31, 2019, as compared to $5.50 in the same period in 2018, an increase of 5.5%.

Liquidity

As of December 31, 2019, Lamar had $413.5 million in total liquidity that consisted of $387.3 million available for borrowing under its revolving senior credit facility and approximately $26.2 million in cash and cash equivalents. As previously announced, on February 6, 2020, Lamar completed a comprehensive refinancing transaction, which included an amendment and restatement of its credit facility that, among other things, increased its borrowing capacity under the revolving portion of the credit facility by an additional $200.0 million in aggregate principal amount.

Guidance

We expect net income per diluted share for fiscal year 2020 will be between $3.55 and $3.69, with Diluted AFFO per share expected to be between $6.05 and $6.20, representing growth of approximately 4.3% to 7.0% over 2019. See “Supplemental Schedules and Unaudited Reconciliations of Non-GAAP Measures,” for a reconciliation to GAAP.

Forward Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally and the effect of the broader economy on the demand for advertising; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K/A for the year ended December 31, 2018, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K and as updated in our Annual Form 10-K for the year ended December 31, 2019 when filed in 2020. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), Free Cash Flow, Funds From Operations (“FFO”), Adjusted Funds From Operations (“AFFO”), Diluted AFFO per share, Outdoor Operating Income, Acquisition-Adjusted Results and Acquisition-Adjusted Consolidated Expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•

We define Adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments and the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases.

•

Free Cash Flow is defined as Adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•

We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before gains or losses from the sale or disposal of real estate assets and investments and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•

We define AFFO as FFO before (i) straight-line revenue and expense; (ii) impact of ASC 842 adoption; (iii) stock-based compensation expense; (iv) non-cash portion of tax provision; (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) non-recurring infrequent or unusual losses (gains); (ix) less maintenance capital expenditures; and (x) an adjustment for unconsolidated affiliates and non-controlling interest.

•	Diluted AFFO per share is defined as AFFO divided by weighted average diluted common shares outstanding.

•	Outdoor Operating Income is defined as Operating Income before corporate expenses, stock-based compensation, depreciation and amortization and loss (gain) on disposition of assets.

•

Acquisition-Adjusted Results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating Acquisition-Adjusted Results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “Acquisition-Adjusted Results”.

•

Acquisition-Adjusted Consolidated Expense adjusts our total operating expense first to remove the impact of stock-based compensation, depreciation and amortization, gain or loss on disposition of assets and investments and the impact of adopting FASB Accounting Standard Update No. 2016-02 Codified as ASC 842, Leases. The prior period is further adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.

Adjusted EBITDA, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income, Acquisition-Adjusted Results and Acquisition-Adjusted Consolidated Expense are not intended to replace other performance measures determined in accordance with GAAP. Free Cash Flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, Free Cash Flow, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income, Acquisition-Adjusted Results and Acquisition-Adjusted Consolidated Expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) Adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) Adjusted EBITDA, FFO, AFFO, Diluted AFFO per share and Acquisition-Adjusted Consolidated Expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) Acquisition-Adjusted Results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) Free Cash Flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) Outdoor Operating Income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of Adjusted EBITDA, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income, Acquisition-Adjusted Results and Acquisition-Adjusted Consolidated Expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of Adjusted EBITDA, FFO, AFFO, Diluted AFFO per share, Outdoor Operating Income, Acquisition-Adjusted Results and Acquisition-Adjusted Consolidated Expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, February 20, 2020 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-334-323-0520 or 1-334-323-9871
Passcode:	Lamar

Replay:	1-334-323-0140 or 1-877-919-4059
Passcode:	37443773
Available through Thursday, February 27, 2020 at 11:59 p.m. eastern time

Live Webcast:	www.lamar.com

Webcast Replay:	www.lamar.com
Available through Thursday, February 27, 2020 at 11:59 p.m. eastern time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 390,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 3,500 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Net revenues	$462,659	$427,898	$1,753,644	$1,627,222

Operating expenses (income)
Direct advertising expenses	152,741	142,072	595,525	561,848
General and administrative expenses	77,079	73,160	307,648	278,894
Corporate expenses	17,200	17,379	65,588	63,987
Stock-based compensation	11,569	6,698	29,647	29,443
Impact of ASC 842 adoption (lease accounting standard)	1,663	—	(5,292)	—
Depreciation and amortization	62,878	58,010	250,028	225,261
(Gain) loss on disposition of assets	(1,881)	(32)	(7,241)	7,233

Total operating expense	321,249	297,287	1,235,903	1,166,666

Operating income	141,410	130,611	517,741	460,556

Other expense (income)
Loss on extinguishment of debt	—	—	—	15,429
Interest income	(211)	(221)	(764)	(534)
Interest expense	36,376	32,411	150,616	129,732

	36,165	32,190	149,852	144,627

Income before income tax expense	105,245	98,421	367,889	315,929
Income tax expense (benefit)	2,492	2,728	(4,222)	10,697

Net income	102,753	95,693	372,111	305,232
Preferred stock dividends	92	92	365	365

Net income applicable to common stock	$102,661	$95,601	$371,746	$304,867

Earnings per share:
Basic earnings per share	$1.02	$0.97	$3.71	$3.09

Diluted earnings per share	$1.02	$0.96	$3.71	$3.08

Weighted average common shares outstanding:
- basic	100,459,969	99,472,422	100,130,721	98,817,525
- diluted	100,672,782	99,759,674	100,320,574	99,086,160

OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$215,639	$195,287	$784,883	$722,493
Interest, net	(34,812)	(30,932)	(144,487)	(124,278)
Current tax expense	(2,163)	(2,765)	(9,908)	(9,159)
Preferred stock dividends	(92)	(92)	(365)	(365)
Total capital expenditures	(43,276)	(35,464)	(140,956)	(117,638)

Free Cash Flow	$135,296	$126,034	$489,167	$471,053

OTHER DATA (continued):
			December 31,	December 31,
			2019	2018
Selected Balance Sheet Data:
Cash and cash equivalents			$26,188	$21,494
Working capital deficit			$(362,639)	$(91,366)
Total assets			$5,941,155	$4,544,641
Total debt, net of deferred financing costs (including current maturities)			$2,980,118	$2,888,688
Total stockholders’ equity			$1,180,306	$1,131,784

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Selected Cash Flow Data:
Cash flows provided by operating activities	$222,895	$194,757	$630,865	$564,846
Cash flows used in investing activities	$52,215	$463,822	$362,034	$584,148
Cash flows (used in) provided by financing activities	$(167,855)	$280,380	$(264,357)	$(73,563)

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended December 31,		Twelve months ended December 31,
	2019	2018	2019	2018
Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$222,895	$194,757	$630,865	$564,846
Changes in operating assets and liabilities	(42,893)	(30,729)	15,523	32,195
Total capital expenditures	(43,276)	(35,464)	(140,956)	(117,638)
Preferred stock dividends	(92)	(92)	(365)	(365)
Impact of ASC 842 adoption (lease accounting standard)	1,663	—	(5,292)	—
Other	(3,001)	(2,438)	(10,608)	(7,985)

Free cash flow	$135,296	$126,034	$489,167	$471,053

Reconciliation of Net Income to Adjusted EBITDA:
Net Income	$102,753	$95,693	$372,111	$305,232
Loss on extinguishment of debt	—	—	—	15,429
Interest income	(211)	(221)	(764)	(534)
Interest expense	36,376	32,411	150,616	129,732
Income tax expense (benefit)	2,492	2,728	(4,222)	10,697

Operating Income	141,410	130,611	517,741	460,556

Stock-based compensation	11,569	6,698	29,647	29,443
Impact of ASC 842 adoption (lease accounting standard)	1,663	—	(5,292)	—
Depreciation and amortization	62,878	58,010	250,028	225,261
(Gain) loss on disposition of assets	(1,881)	(32)	(7,241)	7,233

Adjusted EBITDA	$215,639	$195,287	$784,883	$722,493

Capital expenditure detail by category:
Billboards - traditional	$13,607	$13,983	$48,194	$37,905
Billboards - digital	17,021	12,728	57,519	45,938
Logo	3,609	4,438	10,762	11,438
Transit	15	987	2,308	5,364
Land and buildings	6,939	1,798	13,453	8,420
Operating equipment	2,085	1,530	8,720	8,573

Total capital expenditures	$43,276	$35,464	$140,956	$117,638

SUPPLEMENTAL SCHEDULES

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS)

	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	%	2019	2018	%
Reconciliation of Reported Basis to Acquisition-Adjusted Results (a):
Net revenue	$462,659	$427,898	8.1%	$1,753,644	$1,627,222	7.8%
Acquisitions and divestitures	—	22,777		—	80,745

Acquisition-adjusted net revenue	$462,659	$450,675	2.7%	$1,753,644	$1,707,967	2.7%
Reported direct advertising and G&A expenses (b)	$229,820	$215,232	6.8%	$903,173	$840,742	7.4%
Acquisitions and divestitures	—	12,051		—	44,003

Acquisition-adjusted direct advertising and G&A expenses	$229,820	$227,283	1.1%	$903,173	$884,745	2.1%
Outdoor operating income	$232,839	$212,666	9.5%	$850,471	$786,480	8.1%
Acquisitions and divestitures	—	10,726		—	36,742

Acquisition-adjusted outdoor operating income	$232,839	$223,392	4.2%	$850,471	$823,222	3.3%
Reported corporate expenses(b)	$17,200	$17,379	(1.0)%	$65,588	$63,987	2.5%
Acquisitions and divestitures	—	—		—	—

Acquisition-adjusted corporate expenses	$17,200	$17,379	(1.0)%	$65,588	$63,987	2.5%
Adjusted EBITDA	$215,639	$195,287	10.4%	$784,883	$722,493	8.6%
Acquisitions and divestitures	—	10,726		—	36,742

Acquisition-adjusted EBITDA	$215,639	$206,013	4.7%	$784,883	$759,235	3.4%

(a)

Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2018 for acquisitions and divestitures for the same time frame as actually owned in 2019.

(b)	Does not include expense (income) of $1,663 and ($5,292) for the three months ended and twelve months ended December 31, 2019, related to the impact of ASC 842 for lease accounting.

	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	%	2019	2018	%
Reconciliation of Net Income to Outdoor Operating Income:
Net Income	$102,753	$95,693	7.4%	$372,111	$305,232	21.9%
Loss on extinguishment of debt	—	—		—	15,429
Interest expense, net	36,165	32,190		149,852	129,198
Income tax expense (benefit)	2,492	2,728		(4,222)	10,697

Operating Income	141,410	130,611	8.3%	517,741	460,556	12.4%
Corporate expenses	17,200	17,379		65,588	63,987
Stock-based compensation	11,569	6,698		29,647	29,443
Impact of ASC 842 adoption (lease accounting standard)	1,663	—		(5,292)	—
Depreciation and amortization	62,878	58,010		250,028	225,261
(Gain) loss on disposition of assets	(1,881)	(32)		(7,241)	7,233

Outdoor Operating Income	$232,839	$212,666	9.5%	$850,471	$786,480	8.1%

	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	%	2019	2018	%
Reconciliation of Total Operating Expense to Acquisition-Adjusted Consolidated Expense:
Total Operating Expense	$321,249	$297,287	8.1%	$1,235,903	$1,166,666	5.9%
Gain (loss) on disposition of assets	1,881	32		7,241	(7,233)
Depreciation and amortization	(62,878)	(58,010)		(250,028)	(225,261)
Impact of ASC 842 adoption (lease accounting standard)	(1,663)	—		5,292	—
Stock-based compensation	(11,569)	(6,698)		(29,647)	(29,443)
Acquisitions and divestitures	—	12,051		—	44,003

Acquisition-Adjusted Consolidated Expense	$247,020	$244,662	1.0%	$968,761	$948,732	2.1%

SUPPLEMENTAL SCHEDULES

UNAUDITED REIT MEASURES

AND RECONCILIATIONS TO GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Adjusted Funds From Operations:

	Three months ended		Twelve months ended
	December 31,		December 31,
	2019	2018	2019	2018
Net income	$102,753	$95,693	$372,111	$305,232
Depreciation and amortization related to real estate	59,882	54,516	235,802	212,457
(Gain) loss from disposition of real estate assets	(1,727)	339	(6,775)	8,689
Non-cash tax benefit for REIT converted assets	—	—	(17,031)	—
Adjustment for unconsolidated affiliates and non-controlling interest	210	263	771	648

Funds From Operations	$161,118	$150,811	$584,878	$527,026

Straight-line income	(144)	(1,816)	(361)	(2,036)
Impact of ASC 842 adoption (lease accounting standard)	1,663	—	(5,292)	—
Stock-based compensation expense	11,569	6,698	29,647	29,443
Non-cash portion of tax provision	329	(37)	2,901	660
Non-real estate related depreciation and amortization	2,996	3,494	14,226	12,804
Amortization of deferred financing costs	1,353	1,258	5,365	4,920
Loss on extinguishment of debt	—	—	—	15,429

Capitalized expenditures—maintenance	(13,267)	(12,655)	(49,155)	(43,108)
Adjustment for unconsolidated affiliates and non-controlling interest	(210)	(263)	(771)	(648)

Adjusted Funds From Operations	$165,407	$147,490	$581,438	$544,490

Divided by weighted average diluted common shares outstanding	100,672,782	99,759,674	100,320,574	99,086,160

Diluted AFFO per share	$1.64	$1.48	$5.80	$5.50

SUPPLEMENTAL SCHEDULES AND

UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Projected 2020 Adjusted Funds From Operations:

	Year ended December 31, 2020
	Low	High
Net income	$359,250	$373,750
Depreciation and amortization related to real estate	237,000	237,000
Gain from disposition of real estate assets and investments	(4,000)	(4,000)
Adjustment for unconsolidated affiliates and non-controlling interest	200	200

Funds From Operations	$592,450	$606,950

Straight-line expense	1,000	2,000
Stock-based compensation expense	32,800	32,800
Non-cash portion of tax provision	700	700
Non-real estate related depreciation and amortization	12,400	12,400
Amortization of deferred financing costs	5,600	5,600
Loss on extinguishment of debt	18,250	18,250
Capitalized expenditures—maintenance	(51,000)	(51,000)
Adjustment for unconsolidated affiliates and non-controlling interest	(200)	(200)

Adjusted Funds From Operations	$612,000	$627,500

Weighted average diluted shares outstanding	101,200,000	101,200,000

Diluted earnings per share	$3.55	$3.69

Diluted AFFO per share	$6.05	$6.20

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflect our expectations as of February 2020. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward looking” statements included in the press release when considering this information.